Exhibit 10.1
August 5, 2026
David Rodman, M.D.
Re:    Amendment to Employment Letter Agreement
Dear Dr. Rodman:
This is an amendment (this “Amendment”) to the existing amended and restated employment letter agreement dated February 1, 2023 (the “Letter Agreement”), between you and Mineralys Therapeutics, Inc. (the “Company”). The Company is amending the Letter Agreement to provide that, effective as of August 10, 2026, you shall continue your employment with the Company in a non-executive capacity as a Strategic Advisor and shall perform such duties as are customarily associated with such position and such other duties as are assigned to you by your supervisor, the Company’s Chief Executive Officer. Your job duties and responsibilities may change from time to time, without advance notice, in the sole discretion of the Company. Your employment with the Company will continue to be “at-will” at all times.
Except as specifically set forth in this Amendment, all of the remaining terms of the Letter Agreement shall remain unchanged and in full force and effect. For the avoidance of doubt, you acknowledge and agree that you consent and agree to the terms and conditions of this Amendment, and that nothing contained herein shall constitute, give rise to or be deemed to constitute or give rise to Good Reason for purposes of the Letter Agreement or any other compensatory agreement to which you are a party with the Company.
This Amendment and the Letter Agreement, for all purposes, shall be construed in accordance with the laws of the State of Colorado without regard to conflicts-of-law principles. Any action or proceeding by either party to enforce this Amendment or the Letter Agreement shall be brought only in any state or federal court located in Denver, Colorado. You and the Company hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by an authorized officer of the Company and you.

Please sign below to indicate your agreement to this Amendment.

Sincerely,
Mineralys Therapeutics, Inc.

/s/ Jon Congleton
Jon Congleton
Chief Executive Officer
Agreed and Accepted:
I have read and understood this Amendment and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge and agree that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ David Rodman, M.D.        Date:    8/5/2026
David Rodman, M.D.

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